                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]  Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                  Cellular Communications International, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                           Lauren Hochman Blair, Esq.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

              [LOGO OF CELLULAR COMMUNICATIONS INTERNATIONAL, INC.]


                              110 EAST 59TH STREET
                            NEW YORK, NEW YORK 10022

                            ------------------------

                              PROXY STATEMENT AND
                 NOTICE OF 1997 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 3, 1997
                          ---------------------------

     The Annual Meeting of Stockholders of Cellular Communications International, Inc. (the "Company") will be held at 11:30 a.m. local time, on Tuesday, June 3, 1997, at The Helmsley Park Lane Hotel, The Ballroom Suite, located at 36 Central Park South, New York, New York 10019, for the following purposes:

          1.  To elect two directors to the Board of Directors.

          2. To ratify the appointment by the Board of Directors of Ernst & Young LLP as independent auditors for the year ending December 31, 1997.

          3.  To approve an amendment to the Company's Employee Stock Option
              Plan.

          4. To transact any other business that may properly be brought before the meeting or any adjournment or postponement thereof.

     The Board of Directors has fixed the close of business on April 14, 1997, as the record date for the determination of the stockholders entitled to notice of and to vote at the meeting. Accordingly, only stockholders of record at the close of business on that date will be entitled to vote at the meeting. The transfer books will not be closed. A list of the stockholders entitled to vote at the meeting will be located at the Company's principal executive offices, 110 East 59th Street, New York, New York 10022, at least ten days prior to the meeting and will also be available for inspection at the meeting.

     A copy of the Annual Report for 1996 is being mailed together with this proxy material.

     It is important that your shares be represented at the meeting. Regardless of whether you plan to attend the meeting, please execute the enclosed proxy and return it promptly in the accompanying postage-paid envelope. Submitting this executed proxy will not preclude your right to revoke it and to vote in person at the meeting.

                                          By order of the Board of Directors,

                                             RICHARD J. LUBASCH
                                                 Secretary
New York, New York
April 28, 1997

                  CELLULAR COMMUNICATIONS INTERNATIONAL, INC.
                              110 EAST 59TH STREET
                            NEW YORK, NEW YORK 10022
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 3, 1997

                            ------------------------

                                PROXY STATEMENT
                            ------------------------

     This proxy statement sets forth certain information with respect to the accompanying proxy proposed to be used at the Annual Meeting of Stockholders of Cellular Communications International, Inc. (the "Company"), or at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The Board of Directors of the Company solicits this proxy and urges you to sign the proxy, fill in the date, and return it immediately to the Secretary of the Company. The prompt cooperation of the stockholders is necessary in order to ensure a quorum and to avoid expenses and delay.

     Holders of record of the Company's Common Stock, par value $.01 per share (the "Common Stock"), at the close of business on April 14, 1997, will be entitled to vote at the meeting. At the close of business on April 14, 1997, 10,712,241 shares of Common Stock were outstanding and entitled to vote at the meeting. Each share of Common Stock is entitled to one vote.

     The proxy is revocable on written instructions, including a subsequently received proxy, signed in the same manner as the proxy, and received by the Secretary of the Company at any time at or before the balloting on the matter with respect to which such proxy is to be exercised. If you attend the meeting you may, if you wish, revoke your proxy by voting in person. This proxy statement and the accompanying proxy materials are being mailed to stockholders on or about April 28, 1997.

     The meeting will be held at 11:30 a.m. local time, on Tuesday, June 3, 1997, at The Helmsley Park Lane Hotel, The Ballroom Suite, located at 36 Central Park South, New York, New York 10019.

     All expenses of soliciting proxies, including clerical work, printing and postage, will be paid by the Company. Proxies may be solicited personally, or by mail, telephone or facsimile, by current and former directors, officers and other employees of the Company, but the Company will not pay any compensation for such solicitations. In addition, the Company has agreed to pay D.F. King & Co., Inc. a fee of $4,000, plus reasonable expenses, for proxy solicitation services. The Company will also reimburse brokers and other persons holding shares in their names or in the names of nominees for their expenses for sending material to principals and obtaining their proxies.

                        SECURITY OWNERSHIP OF PRINCIPAL
                          STOCKHOLDERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock, as of April 10, 1997, by (i) each executive officer and director of the Company, (ii) all directors and executive officers as a group and (iii) stockholders holding 5% or more of the Company's Common Stock.

                                                     AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                                 -------------------------------------------------
                                                             PRESENTLY
  EXECUTIVE OFFICERS, DIRECTORS AND PRINCIPAL    COMMON      EXERCISABLE
                 STOCKHOLDERS                     STOCK      OPTIONS (1)     TOTAL      PERCENT (2)
-----------------------------------------------  -------     ---------     ---------    ----------
William B. Ginsberg(3).........................  239,831       366,282       606,113        5.47%
J. Barclay Knapp...............................   95,656       176,519       272,175        2.50
Thomas B. Tesluk...............................    1,550       156,000       157,550        1.45
Richard J. Lubasch(4)..........................   32,189        59,023        91,212           *
Leigh Costikyan Wood...........................      782        66,773        67,555           *
Gregg Gorelick.................................   29,355        34,585        63,940           *
Stanton N. Williams............................    9,049        73,251        82,300           *
Ted H. McCourtney(5)...........................   12,426        28,888        41,314           *
Del Mintz(6)...................................  246,450        28,888       275,338        2.56
Sidney R. Knafel(7)............................  172,101        28,888       200,989        1.87
Alan J. Patricof(8)............................   14,132        28,888        43,020           *
Warren Potash..................................       63        28,888        28,951           *
All directors and officers as a group (12 in
  number)......................................  853,584     1,076,873     1,930,457       16.37
West Highland Capital, Inc.(9).................  725,000            --            --        6.77
Estero Partners, LLC(9)........................  601,635            --            --        5.62
Lang H. Gerhard(9).............................  601,635            --            --        5.62
West Highland Partners, L.P.(9)................  500,325            --            --        4.67
Buttonwood Partners, L.P.(9)...................  101,310            --            --        0.95
  300 Drake's Landing Road
  Greenbrae, CA 94904
Massachusetts Financial Services Company(10)...  910,800            --            --        8.50
  500 Boylston Street
  Boston, MA 02116
HBK Investments L.P.(11).......................  281,900            --            --        2.63
HBK Main Street Investments L.P. (11)..........  282,000            --            --        2.63
  777 Main Street, Suite 2750
  Fort Worth, TX 76102

---------------

   * Represents less than one percent.

 (1) Includes shares of Common Stock purchasable upon the exercise of options which are currently exercisable or become so in the next 60 days ("Presently Exercisable Options").

 (2) Includes Common Stock and Presently Exercisable Options.

 (3) Includes 14,500 shares of Common Stock owned by Mr. Ginsberg's wife, as to which shares Mr. Ginsberg disclaims beneficial ownership.

 (4) Includes 125 shares of Common Stock owned by Mr. Lubasch as custodian for his child, as to which shares Mr. Lubasch disclaims beneficial ownership.

 (5) Includes 624 shares of Common Stock held by trusts for the benefit of Mr. McCourtney's children, as to which shares Mr. McCourtney disclaims beneficial ownership.

 (6) Includes 13,827 shares of Common Stock owned by Mr. Mintz's children or by Mr. Mintz's children as trustees for their children, 29 shares owned by Mr. Mintz's wife and 15,251 shares which were purchased by CBDM, Inc., a subchapter "S" Corporation that is owned by the children and grandchildren of Mr. Mintz. Mr. Mintz acts in an advisory capacity to the shareholders of CBDM, Inc. Mr. Mintz disclaims beneficial ownership of all of the shares referenced in this note.

 (7) Includes 53,541 shares of Common Stock owned by a trust account for the benefit of a child of Mr. Knafel, as to which shares Mr. Knafel disclaims beneficial ownership. An additional 53,541 shares are owned by an adult child of Mr. Knafel, as to which shares Mr. Knafel disclaims beneficial ownership.

 (8) Includes 78 shares of Common Stock owned by Mr. Patricof's wife, 303 shares owned by, or in trust for the benefit of, Mr. Patricof's children as to which Mr. Patricof disclaims beneficial ownership.

 (9) Based solely upon a Form 13-D, dated June 12, 1996 filed by West Highland Capital, Inc., Estero Partners, LLC, Lang H. Gerhard, West Highland Partners, L.P. and Buttonwood Partners, L.P. with the Securities and Exchange Commission (the "SEC") with respect to shared voting and dispositive power over an aggregate of 725,000 shares of Common Stock.

(10) Based solely upon a Form 13-G, dated February 12, 1997, filed with the SEC by Massachusetts Financial Services Company.

(11) Based solely upon a Form 13-D, dated March 14, 1997, filed with the SEC by HBK Investments L.P. with respect to an aggregate of 563,900 shares.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires that the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities file with the SEC, and with each exchange on which the Common Stock trades, initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by the SEC's regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 1996, all
Section 16(a) filing requirements applicable to its officers and directors were complied with. The Company is not aware of any greater than ten percent beneficial owners.

                             ELECTION OF DIRECTORS
                                    (ITEM 1)

ELECTION OF DIRECTORS

     Pursuant to the Company's Restated Certificate of Incorporation, which provides for a classified Board of Directors, the Board of Directors consists of three classes of directors with overlapping three year terms. One class of directors is to be elected each year with terms expiring on the third succeeding annual meeting after such election. The terms of two directors expire this year. Accordingly, at the meeting, two directors will be elected to serve for a three year term and until their successors shall have been elected and qualified. Unless otherwise indicated on any proxy, the proxy holders intend to vote the shares it represents for the nominees whose biographical sketches appear in the section immediately following. The nominees are now serving as directors of the Company and were previously elected by the Company's stockholders. A director, whose term would have expired in 1996, resigned in April 1994. As a result, there has been one vacancy on the Board of Directors. In addition, Mr. Ted H. McCourtney, who has been a member of the Board of Directors from and prior to the Distribution (as defined below), has informed the Board of Directors that he intends to resign from the Board on June 3, 1997 so as to make his portfolio of directorships more manageable. As a result of Mr. McCourtney's resignation there will be a second vacancy on the Board of Directors. The proxies cannot be voted for a greater number of persons than the number of nominees named.

     The election to the Board of Directors of each of the nominees identified in this Proxy Statement will require the affirmative vote of the holders of a plurality of the shares of Common Stock present in person or represented by proxy at the annual meeting and entitled to vote. In tabulating the vote, abstentions and broker non-votes will be disregarded and have no effect on the outcome of the vote.

              THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS
                VOTE FOR THE ELECTION TO THE BOARD OF DIRECTORS
               OF EACH OF THE NOMINEES IDENTIFIED FOR REELECTION

     The votes applicable to the shares represented by proxies in the accompanying form will be cast in favor of the two nominees below. While it is not anticipated that any of the nominees will be unable to serve, if any should be unable to serve, the proxy holders reserve the right to substitute any other person.

     The nominees and continuing directors of the Company were elected by the Company's stockholders in 1994, 1995 and 1996, as applicable. The continuing directors will serve for the terms indicated and until their successors are duly elected and qualified.

               PRESENT DIRECTORS WHO ARE NOMINEES FOR REELECTION

                                                                  POSITION
                       NAME                   AGE        (PROPOSED TERM AS DIRECTOR)
        ----------------------------------    ---     ---------------------------------
        Alan J. Patricof..................    62      Director (2000)
        Warren Potash.....................    65      Director (2000)

               CONTINUING DIRECTORS WHOSE TERMS ARE NOT EXPIRING

                                                                  POSITION
                       NAME                   AGE            (TERM AS DIRECTOR)
        ----------------------------------    ---     ---------------------------------
        Sidney R. Knafel..................    66      Director (1998)
        Del Mintz.........................    69      Director (1998)
        William B. Ginsberg...............    53      Director, President and Chief
                                                      Executive Officer (1999)
        J. Barclay Knapp..................    40      Director, Executive Vice
                                                      President,
                                                      Chief Operating Officer (1999)

     Additional information as of April 15, 1997 regarding the two nominees for election as directors and the continuing directors and information regarding executive officers of the Company is as follows:

NOMINEES

     Alan J. Patricof, a director from and prior to the July 1991 distribution by Cellular Communications, Inc. ("CCI") to its stockholders of the Common Stock of the Company (the "Distribution"), is Chairman of Patricof & Co. Ventures, Inc., a venture capital firm he founded in 1969. Mr. Patricof also serves as a director of NTL Incorporated, formerly International CableTel Incorporated ("NTL"), CoreComm Incorporated, the newly formed parent company of Cellular Communications of Puerto Rico, Inc. ("CoreComm") and other privately owned companies.

     Warren Potash, has been a director from and prior to the Distribution. Mr. Potash retired in 1991 as President and Chief Executive Officer of the Radio Advertising Bureau, a trade association, a position he held since February 1989. Prior to that time and beginning in 1986, he was President of New Age Communications, Inc., a communications consultancy firm. Until his retirement in 1986, Mr. Potash was a Vice President of Capital Cities/ABC Broadcasting, Inc., a position he held since 1970. Mr. Potash is also a director of NTL and CoreComm.

CONTINUING DIRECTORS

     William B. Ginsberg, has been President, Chief Executive Officer and a director of the Company from and prior to the Distribution. In April 1994, Mr. Ginsberg was appointed as Chairman of the Company. Commencing in July 1978, Mr. Ginsberg was employed at the Federal Communications Commission ("FCC"), first as Special Assistant to the Chairman, and then as Deputy Chief, Policy, in the FCC's Common Carrier Bureau. Mr. Ginsberg had also been President, Chief Executive Officer and a director of CCI since its founding in 1981 until its merger (the "CCI Merger") in 1996 into a subsidiary of AirTouch Communications Inc. ("Air Touch").

     J. Barclay Knapp, has been Executive Vice President, Chief Operating Officer and a director of the Company from and prior to the Distribution. Mr. Knapp was also Chief Financial Officer of the Company until March 1995. Mr. Knapp was a director and Executive Vice President, Chief Operating Officer and Chief Financial Officer of CCI, which he joined in June 1983, until the CCI Merger. In addition, Mr. Knapp is a director, President, Chief Financial Officer and Chief Executive Officer of NTL and a director, President, Chief Financial Officer and Chief Operating Officer of CoreComm and prior to March 1994 was Executive Vice President of CoreComm.

     Sidney R. Knafel, a director from and prior to the Distribution, has been Managing Partner of SRK Management Company, a private investment company, since 1981. In addition, Mr. Knafel is Chairman of Insight Communications, Inc. and BioReliance Corporation. Mr. Knafel is also a director of General American Investors Company, Inc., IGENE Biotechnology, Inc., NTL, CoreComm and some privately owned companies.

     Del Mintz, a director of the Company from and prior to the Distribution, is President of Cleveland Mobile Tele Trak Company and President of Cleveland Mobile Radio Sales, Inc. and Ohio Mobile Tele Trak, Inc., companies providing telephone answering and radio communications services to Cleveland and Columbus, respectively. Mr. Mintz has held similar positions with the predecessor of these companies since June 1967. Mr. Mintz is President of several other companies, and was President and a principal stockholder of Cleveland Mobile Cellular Telephone, Inc. before such company was acquired by merger with CCI's predecessor in May 1985. Mr. Mintz is also a director of NTL, CoreComm and several privately owned companies.

EXECUTIVE OFFICERS OTHER THAN DIRECTORS

     Thomas B. Tesluk, 40, has been the Company's Executive Vice President since May 1995 and prior to this, the Company's Senior Vice President since April 1991. Mr. Tesluk began his career with the American Express Company in 1982. Prior to joining the Company, he was with Shearson Lehman Brothers in Milan, Italy from 1986 through 1991, holding the position of Vice President from 1988. Mr. Tesluk has informed the Company that he intends to resign from the Company on May 31, 1997 to pursue specific opportunities that are outside of the Company's area of interest.

     Richard J. Lubasch, 50, has been the Company's Vice President-General Counsel and Secretary from and prior to the Distribution. In April 1994, Mr. Lubasch was appointed Senior Vice President and Treasurer of the Company. Mr. Lubasch was Vice President-General Counsel and Secretary of CCI from July 1987 until the CCI Merger. Mr. Lubasch is Senior Vice President-General Counsel and Secretary of CoreComm and NTL.

     Leigh Costikyan Wood, 39, has been the Company's Vice President-Operations from and prior to the Distribution. Ms. Wood had been the Chief Executive Officer of a joint venture between CCI and AirTouch from April 1993 until the CCI Merger. In October 1996, Ms. Wood was appointed Senior Vice President of NTL. From October 1982 until November 1984, she was Deputy Chief Financial Officer of General Atlantic Corp., a private investment firm. Previously, she was employed by Peat Marwick Mitchell & Co. Ms. Wood is a certified public accountant and holds an M.B.A. from New York University. Ms Wood had been Vice President-Operations of CCI from 1984 until the CCI Merger and continues to hold that position at CoreComm.

     Gregg Gorelick, 38, has been the Company's Vice President-Controller from and prior to the Distribution. From 1981 to 1986 he was employed by Ernst & Whinney (now known as Ernst & Young LLP). Mr. Gorelick is a certified public accountant and holds an M.B.A. from Rutgers University. Mr. Gorelick had been Vice President-Controller of CCI from 1986 until the CCI Merger and continues to hold that position at NTL and CoreComm.

     Stanton N. Williams, 35, has been the Company's Vice President and Chief Financial Officer since March 1995. He had been the Director of Corporate Development for the Company from and prior to the Distribution, a title he currently holds for CoreComm and NTL and held at CCI until the CCI Merger. Prior to joining CCI in 1989, Mr. Williams was employed by Arthur Andersen & Co's consulting division.

     Executive officers of the Company are elected annually by the Board of Directors and serve until their successors are duly elected and qualified.

          INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES

     During calendar 1996, eight meetings (including regularly scheduled and special meetings) of the Board of Directors were held. Messrs. Knafel, McCourtney and Mintz serve as members of the Board of Director's compensation and option committee and Messrs. Mintz, Patricof and Potash serve as members of the Board of Director's audit committee. The compensation and option committee reviews and makes recommendations regarding annual compensation for Company officers and the audit committee oversees the Company's financial reporting process on behalf of the Company's Board of Directors. During calendar 1996, each of these committees held one meeting. No director during calendar 1996 attended fewer than 89% of the meetings of the Board of Directors and committee meetings of which he was a member. There are no other committees of the Board of Directors. Directors are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors and the committees. In addition, as of December 31, 1996, Messrs. Knafel, McCourtney, Mintz, Patricof and Potash have each been granted options to purchase an aggregate of 36,688 shares of Common Stock at a weighted average price of $16.62 per share. Directors are paid a fee of $250 for each Board Meeting and committee meeting, that they attend.

                             EXECUTIVE COMPENSATION

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

POLICY

     The Compensation and Option Committee of the Board of Directors (the "Committee") has the responsibility for the design and implementation of the Company's executive compensation program. The Committee is composed entirely of independent non-employee directors.

     The Company's executive compensation program is designed to be closely linked to corporate performance and return to shareholders. To this end, the Company has developed an overall compensation strategy and specific compensation plans that tie a very significant portion of an executive's aggregate compensation to the appreciation in the Company's stock price. In addition, executive bonuses are linked to the achievement of operational goals and therefore relate to shareholder return. The overall objective of this strategy is to attract and retain the best possible executive talent, to motivate these executives to achieve the goals inherent in the Company's business strategy and to link executive and shareholder interests through equity-based compensation, thereby seeking to enhance the Company's profitability and shareholder value.

     The Committee also recognizes that for Messrs. Ginsberg, Knapp, Lubasch and Williams, the cash portion of their compensation is small in light of their compensation from CCI (prior to August 15, 1996) and NTL (from August 15, 1996) (which is reimbursed to CCI or NTL, as appropriate, by the Company based on a reasonable estimate of the time these executives spent on Company activity in the relevant period). The Committee believes that for such executives stock-based compensation becomes even more significant.

     Each year the Committee conducts a review of the Company's executive compensation program to determine the appropriate level and forms of compensation. Such review permits an annual evaluation of the link between the Company's performance and its executive compensation.

     In assessing compensation levels for the executives, especially those named above, the Committee recognizes the fact that such executives have participated in the development of the Company (and its predecessors) from its earliest stages, and have produced long-term value for stockholders of the Company (and its predecessors) over such period. In determining the annual compensation for the Chief Executive Officer, the Committee uses the same criteria as it does for the other named executives.

BASE SALARY AND BONUS

     In furtherance of the Company's incentive-oriented compensation goals set forth above, cash compensation (annual base salary and bonus) for executives is generally set below levels paid by comparable sized telecommunications companies and is supplemented by equity-based option grants. With respect to 1996, the annual salary for each of the named executive officers remained the same as in 1995. In 1996, Messrs. Ginsberg, Tesluk, Lubasch and Williams received bonuses of $130,000, $12,500, $50,000 and $50,000, respectively. This level of emphasis on bonus reflects the Committee's view that a meaningful percentage of compensation should be performance based and the Committee intends to continue to determine bonuses in this light.

STOCK OPTIONS

     Under the Company's stock option plan, stock options are granted from time to time and certain of the Company's named executive officers received a grant during 1996. Information with respect to such option grant is set forth in the "Option Grants Table."

     Stock options are designed to align the interest of executives with those of the stockholders. The options generally are granted at an exercise price equal to the market price of the Common Stock on the date of grant and vest over a period of five years. Accordingly, the executives are provided additional incentive to create shareholder value over the long term since the full benefit of the options cannot be realized unless stock price appreciation occurs over a number of years.

     In determining individual option grants, the Committee takes into consideration the number of options previously granted to that individual, the amount of time and effort dedicated to the Company during the preceding year and expected commitment to the Company on a forward-looking basis. The Committee also strives to provide each option recipient with an appropriate incentive to increase shareholder value, taking into consideration their cash compensation levels.

     In 1994, 1995 and 1996, Mr. Ginsberg received options to purchase 112,500 shares of Common Stock at an exercise price of $17.33, 75,000 shares of Common Stock at an exercise price of $41.75 and 50,000 shares of Common Stock at an exercise price of $33.25, respectively, (the fair market value of the Common Stock on the dates of grant). In 1996, Mr. Ginsberg exercised options with respect to an aggregate of 155,697 shares of Common Stock at a weighted average exercise price of $3.38 per share. Mr. Ginsberg now owns 225,331 shares of the Company's Common Stock and holds options to purchase an additional 448,782 shares. The Committee believes that the equity interest in the Company held by the named executive officers, including Mr. Ginsberg, represents a significant incentive to increase overall shareholder value.

COMPENSATION DEDUCTION CAP POLICY

     In 1994, the Company's stockholders approved an amendment to the Company's Stock Option Plan, among other things, bring the plan into compliance with the rules regarding non-deductibility of compensation in excess of $1 million under sec.162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Any compensation realized from the exercise of such stock options granted at fair market value as of the date of grant thus would generally be exempt from the deduction limitations under sec.162(m) of the Code. Other annual compensation, such as salary and bonus, is not expected to exceed $1 million per executive.

                                          THE COMPENSATION AND OPTION COMMITTEE
                                          Sidney R. Knafel
                                          Ted H. McCourtney
                                          Del Mintz

GENERAL

     The following table discloses compensation received by the Company's Chief Executive Officer and the four other most highly paid executive officers for the three years ended December 31, 1996.

                          SUMMARY COMPENSATION TABLE*

                                                                             LONG-TERM
                                                                              COMPEN-
                                                                              SATION
                                                                              AWARDS
                                                 ANNUAL COMPENSATION         ---------
                                            -----------------------------  COMMON STOCK
                                                      SALARY      BONUS     UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION                 YEAR       ($)         ($)      OPTIONS (#)  COMPENSATION($)(4)
------------------------------------------  -----    --------    --------  ------------- ------------------
William B. Ginsberg(1)....................   1996      18,000     130,000      50,000               --
  Chairman, President and Chief              1995      18,000     100,000      75,000               --
  Executive Officer                          1994      18,000     100,000     112,500               --

Thomas B. Tesluk..........................   1996     160,000      12,500          --          103,949
  Executive Vice President                   1995     160,000      50,000      30,000           12,809
                                             1994     150,000      75,000      45,000           12,797

J. Barclay Knapp..........................   1996      18,000          --          --               --
  Executive Vice President and Chief         1995      18,000          --       5,000               --
  Operating Officer                          1994      18,000      25,000      52,500               --

Richard J. Lubasch (2)....................   1996      12,000      50,000      15,000               --
  Senior Vice President -- General           1995      12,000      55,000      15,000               --
  Counsel, Treasurer and Secretary           1994      12,000     200,000       7,500               --

Stanton N. Williams(3)....................   1996      12,000      50,000      20,000               --
  Vice President and Chief Financial         1995      12,000      55,000      30,000               --
  Officer                                    1994       2,400      75,000      30,000               --

---------------

  * CCI provided management, financial, legal and technical services to the Company until the CCI Merger. Amounts charged to the Company by CCI consisted of salaries and indirect costs allocated to the Company. For the years ended December 31, 1996, 1995 and 1994, CCI charged the Company $232,000, $896,000 and $914,000, respectively. In August 1996, after the CCI Merger, NTL commenced providing management, financial, legal and technical services to the Company. Amounts charged to the Company consist of salaries and indirect costs allocated to the Company. In 1996, NTL charged the Company $351,000. It is not practicable to determine the amounts of these expenses that would have been incurred had the Company operated as an unaffiliated entity. However, in the opinion of management of the Company, the allocation method is reasonable. The named executives had received salaries from CCI and now receive salaries from NTL and spend portions of their time providing executive management to the Company.

(1) Mr. Ginsberg was appointed Chairman in April 1994.

(2) Mr. Lubasch was appointed Treasurer in April 1994.

(3) Mr. Williams was appointed Vice President and Chief Financial Officer in March 1995.

(4) All Other Compensation for Mr. Tesluk reflects the Company's match of employee contributions to a 401(k) plan and in 1996, 1995 and 1994 includes $132, $449 and $449, respectively of group term life benefits. In addition, in 1996, All Other Compensation includes $94,000 for work on a special project for the Company.

OPTION GRANTS TABLE

     The following table provides information on stock option grants during 1996 to the named executive officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                        POTENTIAL REALIZABLE
                                                                                               VALUE
                                                   INDIVIDUAL GRANTS                  AT ASSUMED ANNUAL RATES
                                      --------------------------------------------               OF
                                      NUMBER OF  % OF TOTAL                           STOCK PRICE APPRECIATION
                                      SECURITIES  OPTIONS                                       FOR
                                      UNDERLYING GRANTED TO  EXERCISE                      OPTION TERM(2)
                                       OPTIONS   EMPLOYEES   OR BASE                  ------------------------
                                       GRANTED   IN FISCAL    PRICE     EXPIRATION     5%($)           10%($)
NAME                                   (#)(1)       YEAR     ($/SHARE)     DATE        $54.16          $86.25
------------------------------------- ---------  ----------  --------   ----------    --------        --------
William B. Ginsberg..................   50,000      49.02%     33.25     04/22/06     1,045,500       2,650,000
Thomas B. Tesluk.....................       --         --         --           --           --               --
J. Barclay Knapp.....................       --         --         --           --           --               --
Richard J. Lubasch...................   15,000      14.71      33.25     04/22/06       313,650         795,000
Stanton N. Williams..................   20,000      19.61      33.25     04/22/06       418,200       1,060,000

---------------

(1) All options were granted on March 26, 1996 at an exercise price equal to the closing price of the Common Stock on The Nasdaq Stock Market's National Market ("NNM") on such date; 20% were exercisable upon issuance, 20% became exercisable on January 1, 1997 and an additional 20% will become exercisable on each of January 1, 1998, 1999 and 2000. Upon a change of control of the Company all unvested options become fully vested and exercisable.

(2) The amounts shown in these columns are the potential realizable value of options granted at assumed rates of stock price appreciation (5% and 10%) specified by the SEC, and have not been discounted to reflect the present value of such amounts. The assumed rates of stock price appreciation are not intended to forecast the future appreciation of the Common Stock.

OPTION EXERCISES AND YEAR-END VALUE TABLE

     The following table sets forth information regarding option exercises during 1996 by the named executive officers and the value at December 31, 1996 of unexercised in-the-money options held by each of the named executive officers.

            AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR-END AND

                         FISCAL YEAR-END OPTION VALUES

                                                          NUMBER OF SECURITIES       VALUE OF
                                                               UNDERLYING       UNEXERCISED IN-THE-
                                   SHARES                 UNEXERCISED OPTIONS    MONEY OPTIONS AT
                                 ACQUIRED ON      VALUE      AT FY-END (#)          FY-END ($)*
                                  EXERCISE      REALIZED    EXERCISABLE (E)/     EXERCISABLE (E)/
NAME                                 (#)           ($)     UNEXERCISABLE (U)     UNEXERCISABLE (U)
-------------------------------- -----------    --------- --------------------  -------------------
William B. Ginsberg.............   155,697      4,689,053        256,282(E)          5,953,918(E)
                                                                  67,500(U)          1,108,350(U)

Thomas B. Tesluk................        --             --        120,000(E)          2,755,020(E)
                                                                  27,000(U)            443,340(U)

J. Barclay Knapp................   121,500      3,648,780        160,769(E)          3,963,412(E)
                                                                  23,250(U)            303,390(U)

Richard J. Lubasch..............    28,500        693,645         41,023(E)          1,045,078(E)
                                                                   4,500(U)             73,890(U)

Stanton N. Williams.............     9,000        230,220         41,251(E)            833,252(E)
                                                                  12,000(U)            140,040(U)

---------------

* Based on the closing price on the NNM on December 31, 1996 of $29.00.

PERFORMANCE GRAPH

     The following graph sets forth the Company's cumulative shareholder return from December 31, 1991 through December 31, 1996 as well as The Nasdaq Stock Market (US) Index and the Center for Research in Security Prices ("CRSP") Index of Nasdaq Telecommunications Stocks during such time period.

                                         CELLULAR
                                      COMMUNICATIONS          NASDAQ
        Measurement Period            INTERNATIONAL,     TELECOMMUNICATIONS    NASDAQ MARKET
      (Fiscal Year Covered)                INC.              STOCKS               INDEX
12/31/91                                 100.00             100.00              100.00
12/31/92                                 132.88             122.82              116.38
12/31/93                                 457.85             189.38              133.60
12/31/94                                1373.54             158.06              130.59
12/31/95                                1349.86             206.96              184.67
12/31/96                                 915.69             211.57              227.16

     NOTE: Stock price performance shown above for the Common Stock is historical and not necessarily indicative of future price performance.

                          RATIFICATION OF APPOINTMENT
                            OF INDEPENDENT AUDITORS
                                    (ITEM 2)

     Subject to ratification by the stockholders, the Board of Directors has reappointed Ernst & Young LLP as independent auditors to audit the financial statements of the Company for the year ending December 31, 1997.

     Representatives of the firm of Ernst & Young LLP are expected to be present at the meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     The ratification of the selection of Ernst & Young LLP as the Company's independent auditors for 1997 will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the annual meeting and entitled to vote. In determining whether the proposal has received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against the proposal; broker non-votes will be disregarded and have no effect on the outcome of the vote.

              THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS
                           VOTE FOR SUCH RATIFICATION

                  PROPOSAL TO AMEND EMPLOYEE STOCK OPTION PLAN
                                    (ITEM 3)

GENERAL

     In 1991, the then sole stockholder of the Company approved the International Cellular, Inc. 1991 Stock Option Plan, which has since been amended and restated and renamed the Cellular Communications International, Inc. 1991 Stock Option Plan (the "Option Plan"). In order to continue and to enhance the effectiveness of the Option Plan, the Board of Directors has approved a proposal (the "Proposal") to amend the Option Plan, subject to approval by stockholders at the Annual Meeting. Summaries of the Proposal and the other material Option Plan provisions are set forth below. The summaries are qualified in their entirety by the full text of the Option Plan, as amended to reflect the Proposal, attached to this Proxy Statement as Appendix A. The provision added to the Option Plan by the Proposal is underlined and the provision deleted by the Proposal is crossed out with a solid line on such appendix.

SUMMARY OF PROPOSAL

     The Proposal seeks to amend the Option Plan by increasing the total number of shares available for issuance under the Option Plan from 2,284,500 to 2,394,500 shares (an increase of 110,000 shares or approximately 1% of the total shares of Common Stock outstanding as of the record date). Any options granted with respect to the 110,000 shares referred to above will be granted at 100% of the fair market value of such shares on the date of grant.

SUMMARY OF MATERIAL PLAN PROVISIONS NOT AFFECTED BY PROPOSAL

     Under the terms of the Option Plan, incentive stock options within the meaning of sec.422 of the Code ("ISOs") and nonqualified stock options ("NQSOs") to purchase Common Stock may be granted to employees (herein referred to as an "optionee") of the Company and any of its subsidiaries or parent corporations, or affiliates. ISOs may be granted only to employees (including, without limitation, officers and directors who are employees) of the Company, its present or future divisions and subsidiary corporations and parent corporations and NQSOs may also be granted to employees of affiliated entities of the Company who are designated by the Board of Directors to participate in the Option Plan. The closing price of the Common Stock on the Nasdaq Stock Market's National Market on April 14, 1997 was $26.50.

     Each ISO and NQSO will be exercisable over a period, determined by the Committee (as hereinafter defined) in its discretion, not to exceed 10 years from the date of grant. Options may be exercisable during the option period at such times, in such amount, in accordance with such terms and conditions, and subject to such restrictions as are set forth in the option agreement evidencing the grant of such options. Outstanding options will be exercisable in full if
(i) any corporation, person or other entity (other than the Company) makes a tender or exchange offer for shares of Common Stock pursuant to which purchases are made, (ii) the stockholders of the Company approve a definitive agreement to merge or consolidate the Company with or into another corporation or to sell or otherwise dispose of all or substantially all of its assets, or adopt a plan of liquidation, (iii) the beneficial ownership of securities representing more than 15 percent of the voting power of the Company is acquired by any person or (iv) during any period of two consecutive years, individuals who at the beginning of such period were members of the Board of Directors cease for any reason to constitute at least a majority thereof (unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of directors then still in office who were the directors at the beginning of the period).

     The exercise price of an ISO may not be less than 100 percent of the fair market value of the shares of the Common Stock on the date of grant of such option and the exercise price of a NQSO may not be less than 85 percent of the fair market value of the shares of Common Stock on the date of grant of such option. (The exercise price of an ISO or a NQSO is referred to hereinafter as the "Option Price.") The Option Price of, and the number of shares covered by, each option will not change during the life of the option, except for adjustments to reflect stock dividends, stock splits or other specified corporate transactions. Options may be exercised in whole or in part at any time during the option period by giving written notice of exercise to the Corporation specifying the number of shares to be purchased, accompanied by payment of the Option Price. Payment of the Option Price is to be made in such manner as the Committee may provide in the applicable option agreement.

     Except as specifically provided in the applicable option agreement, no option may be transfered by the optionee during his lifetime. If the option agreement so provides, an optionee may transfer NQSOs during his or her lifetime to certain family members or family controlled trusts or partnerships. If the employment of an optionee terminates for any reason (other than for cause or by reason of death, disability or, in the case of NQSOs, retirement) the optionee (or, as applicable, the permitted transferee) may, within a three month period following such termination, exercise an option to the extent he or she was entitled to do so at the date of termination. If an optionee dies while employed (or within three months after termination of employment, other than termination for cause), or terminates employment by reason of disability or, in the case of NQSOs, retirement, all previously granted options (to the extent otherwise exercisable), except those that have previously terminated, may be exercised by the person or persons to whom the optionee's rights pass within one year after the optionee's death or by the optionee (or, as applicable, by the permitted transferee) within one year after the optionee's disability or retirement. In no case, however, may options be exercised later than the expiration date specified in the grant.

     No options may be granted under the Option Plan after the expiration of 10 years following its effective date. The Option Plan shall be administered by the Compensation and Option Committee of the Board of Directors. The Committee will decide when and to whom to make grants, the number of shares to be covered by the grants, the type of options to be granted, and the terms, conditions, provisions and kind of consideration relating to the exercise of the options. The Committee may interpret the Option Plan and may at any time adopt such rules and regulations for the Option Plan as it deems advisable. The Board of Directors may at any time amend or terminate the Option Plan and change its terms and conditions, and any such amendment will become effective without shareholder approval unless required by applicable law or the rules or regulations of a securities exchange or regulatory agency.

     As the Committee has discretion to make grants, the amounts that could be granted to executive officers and other participants cannot be determined at this time.

CERTAIN UNITED STATES INCOME TAX CONSEQUENCES

     The following discussion is a brief summary of the principal United States income tax consequences under current United States income tax laws relating to grants under the Option Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

NQSOS

     Grant--An optionee will not recognize any income, and the Company will not be entitled to a deduction, upon the grant of a NQSO.

     Exercise--Except as noted below, upon the exercise of a NQSO the optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares acquired on the date of exercise over the exercise price. The Company will be generally entitled to a deduction of a corresponding amount at that time. The Company's deduction upon exercise of NQSO by an executive officer may be subject to the limitations of sec.162(m) of the Code if the NQSO was granted at an exercise price less than fair market value of the shares on the date of grant. If an optionee's sale of shares acquired by the exercise of a NQSO could subject the optionee to suit under Section 16(b) of the Exchange Act ("Section 16(b) liability"), then the recognition and determination of the amount of income by the employee, and the corresponding deduction by the Company, may be postponed to a later date. However, the optionee may elect under sec.83(b) of the Code, within thirty days after exercise, to be taxed as of the exercise date in the manner described above. As recently amended, Section 16(b) of the Exchange Act generally does not impose Section 16(b) liability upon a sale of shares received upon exercise of a NQSO if the grant of the NQSO satisfies certain approval requirements under Rule 16b-3 as promulgated under
Section 16(b) of the Exchange Act (provided that no other purchases have been made less than six months either before or after such sale).

     An optionee's tax basis for shares acquired upon exercise of a NQSO will be equal to the fair market value of such shares on the date that governs the determination of optionee's ordinary income. The holding period for such shares will commence on such date and, accordingly, will not include the period during which the NQSO was held.

     Sale--In the event of a sale of shares received upon exercise of a NQSO, any gain or loss after the date on which ordinary income is recognized by the optionee in respect of the option exercise will generally be a capital gain or loss, assuming the shares are held as capital assets. The capital gain or loss will be a longterm capital gain or loss if the shares were held for more than one year after the date on which taxable compensation was realized by the optionee in respect of the option exercise.

     In the event an optionee transfers, without consideration, a NQSO to certain family members or family-related entities, the transfer should generally not result in the recognition of income by the optionee. The exercise of the NQSO by the transferee will generally result in the recognition of ordinary income by the optionee who transferred the option (or, in the event the optionee dies prior to the exercise, by the optionee's estate) in an amount and at the time described above. The Company should be entitled to a tax deduction in an amount equal to the amount of ordinary income recognized by the optionee upon the exercise of the transferred NQSO. If the shares of Common Stock acquired upon the exercise of the NQSO are thereafter disposed of, the transferee will generally recognize a capital gain (or loss) equal to the difference between the amount realized on the disposition and the transferee's basis in the shares. The transferee's basis in the shares of Common Stock acquired upon exercise of the NQSO will be equal to the fair market value of the shares on the date of grant that governs the determination of the optionee's ordinary income.

ISOS

     Grant--An optionee will not recognize any income, and the Company will not be entitled to a deduction, upon the grant of an ISO.

     Exercise--An optionee will not recognize any income, and the Company will not be entitled to a deduction, upon the timely exercise of an ISO. The timely exercise of an ISO may, however, affect the computation of the optionee's alternative minimum tax. Exercise by an optionee of an ISO will be timely if made while the optionee is employed by the Company or within three months after the cessation of such employment (one year if the optionee is disabled within the meaning of Section 22(e) (3) of the Code). If the exercise of an ISO is not timely, the ISO will be taxed according to the rules described above for NQSOs.

     An optionee's tax basis for shares acquired upon exercise of an ISO will be equal to the exercise price paid for such shares. The holding period for the shares will begin on the date of exercise and, accordingly, will not include the period during which the ISO was held.

     To the extent that the aggregate fair market value of shares (determined as of the date of grant) with respect to which ISOs are exercisable for the first time during any calendar year exceeds $100,000, such ISOs will be taxed according to the rules described above for NQSOs.

     Sale--If an optionee makes a disposition of shares pursuant to an ISO, and such shares were held for more than two years from the date of grant of such ISO and one year from the transfer of such shares to the optionee, then any gain or loss realized upon such disposition will be treated as a long-term capital gain or loss. Under such circumstances, the Company will not be entitled to any deduction. If, however, the optionee makes a disposition of shares acquired pursuant to an ISO within either two years from the date of the grant of such ISO or one year from the transfer of such shares of the optionee (a "Disqualifying Disposition"), then any gain realized will generally be taxable as follows: (i) as ordinary income in an amount equal to any excess of (a) the lesser of the fair market value of the shares on the date the ISO is exercised (the value and timing of recognition on a later date may govern in the case of an optionee whose sale of the shares could subject him or her to suit under
Section 16(b) of the Exchange Act as discussed above for NQSOs) or the amount realized on the Disqualifying Disposition, over (b) the exercise price, and (ii) as capital gain to the extent of any excess of the amount realized on the Disqualifying Disposition over the fair market value of the shares on the date that governs the determination of this ordinary income. In such case, the Company will be entitled to a deduction at the time of the Disqualifying Disposition for the amount taxable to the optionee as ordinary income. Any loss realized upon a Disqualifying Disposition will generally be a capital loss, and will be long-term capital loss if the holding period for the disposed shares is more than one year.

VOTE REQUIRED FOR ADOPTION

     The affirmative vote of the holders of shares representing a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter is required for approval of the Proposal. In determining whether the Proposal has received the requisite number of affirmative votes, abstentions will be counted and have the same effect as a vote against the Proposal; broker non-votes will be disregarded and will have no effect on the outcome of the vote. The Option Plan amendment will become effective if and when the stockholders vote in favor of the Proposal. If the Proposal should not be approved by the stockholders, the Option Plan will be continued as in effect prior to the amendment described herein.

             THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL
               OF THE AMENDMENT TO THE EMPLOYEE STOCK OPTION PLAN

                 STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     Proposals of stockholders intended to be presented at the 1998 Annual Meeting must be received by the Company at the address set forth on the first page of this Proxy Statement on or before December 29, 1998, to be considered for inclusion in the Company's Proxy Statement and Form of Proxy relating to that meeting.

                                 OTHER BUSINESS

     The management does not intend to bring any other matters before the meeting. The management is not informed of any other business which others may bring before the meeting. However, if any other matters should properly come before the meeting, or at any adjournment or adjournments thereof, it is the intention of the persons named in the accompanying proxy to vote on such matters as they, in their discretion, may determine.

                                          By order of the Board of Directors,

                                               RICHARD J. LUBASCH
                                                 Secretary

New York, New York
April 28, 1997

                                                                      APPENDIX A

                  CELLULAR COMMUNICATIONS INTERNATIONAL, INC.
                             1991 STOCK OPTION PLAN

                (AS AMENDED AND RESTATED EFFECTIVE JUNE 3, 1997)

1.  PURPOSE; CONSTRUCTION.

     This Cellular Communications International, Inc. 1991 Stock Option Plan, as amended and restated effective June 3, 1997 (the "Plan"), is intended to encourage stock ownership by employees of Cellular Communications International, Inc. (the "Corporation") and its divisions and subsidiary corporations, so that they may acquire or increase their proprietary interest in the Corporation, and to encourage such employees to remain in the employ of the Corporation and to put forth maximum efforts for the success of the business. It is further intended that options granted by the Committee pursuant to Section 6 of this Plan shall constitute "incentive stock options" ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder (the "Code"), and options granted by the Committee pursuant to Section 7 of this Plan shall constitute "nonqualified stock options" ("Nonqualified Stock Options").

2.  DEFINITIONS.

     As used in this Plan, the following words and phrases shall have the meanings indicated:

          (a) "DISABILITY" shall mean an Optionee's inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

          (b) "FAIR MARKET VALUE" per share as of a particular date shall mean
     (i) if the shares of common stock, par value $.01 per share, of the Corporation ("Common Stock") are then traded on an over-the-counter market, the average of the closing bid and asked prices for the shares of Common Stock in such over-the-counter market for the last preceding date on which there was a sale of such Common Stock in such market, (ii) if the shares of Common Stock are then listed on the Nasdaq Stock Market's National Market or other national securities exchange, the closing sales price per share on the date of grant or on the last preceding date on which there was a sale of such Common Stock on such exchange, or (iii) if the shares of Common Stock are not then traded in an over-the-counter market or listed on Nasdaq or a national securities exchange, such value as the Committee in its discretion may determine.

          (c) "PARENT CORPORATION" shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the employer corporation if, at the time of granting an Option, each of the corporations other than the employer corporation owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          (d) "SUBSIDIARY CORPORATION" shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the employer corporation if, at the time of granting an Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          (e) "TEN PERCENT STOCKHOLDER" shall mean an Optionee who, at the time an Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or of its Parent or Subsidiary Corporations.

3.  ADMINISTRATION.

     The Plan shall be administered by the Compensation and Option Committee of the Corporation's Board of Directors or such other committee appointed either by the Board of Directors of the Corporation (the "Board") or by such Compensation and Option Committee (the "Committee"); provided, however, to the extent determined necessary to satisfy the requirements for exemption from Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to the acquisition or disposition of securities hereunder, action by the Committee may be by a subcommittee of a committee of the Board composed solely of two or more "non-employee directors," within the meaning of Rule 16b-3 as promulgated under Section 16(b) of the Exchange Act, appointed by the Board or by the Compensation and Option Committee of the Board, or by a committee composed solely of two or more "non-employee directors," within the meaning of Rule 16b-3, as a result of the recusal of those members who do not qualify as non-employee directors; and, provided further, to the extent determined necessary to satisfy the requirements for the exception for qualified performance-based compensation under Section 162(m) of the Code and the treasury regulations thereunder, action by the Committee may be by a committee comprised solely of two or more "outside directors," within the meaning of Section 162(m) of the Code and the treasury regulations thereunder, appointed by the Board or by the Compensation and Option Committee. Notwithstanding anything in the Plan to the contrary, and to the extent determined to be necessary to satisfy an exemption under Rule 16b-3 with respect to a grant hereunder (and, as applicable, with respect to the disposition to the Corporation of a security hereunder), or as otherwise determined advisable by the Committee, the terms of such grant and disposition under the Plan shall be subject to the prior approval of the Board. Any prior approval of the Board, as provided in the preceding sentence, shall not otherwise limit or restrict the authority of the Committee to make grants under the Plan, including, but not limited to, the authority of the Committee to make grants qualifying for the performance-based compensation exception under Section 162(m) of the Code and the treasury regulations thereunder.

     The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Options; to determine which Options shall constitute Incentive Stock Options and which Options shall constitute Nonqualified Stock Options; to determine the purchase price of the shares of Common Stock covered by each Option (the "Option Price"); to determine the persons to whom, and the time or times at which, Options shall be granted; to determine the number of shares to be covered by each Option; to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Option Agreements (which need not be identical) entered into in connection with Options granted under the Plan; and to make all other determinations deemed necessary or advisable for the administration of the Plan. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan.

     The Board shall fill all vacancies, however caused, in the Committee. The Board may from time to time appoint additional members to the Committee, and may at any time remove one or more Committee members and substitute others. One member of the Committee may be selected by the Board as chairman. The Committee shall hold its meetings at such times and places as it shall deem advisable. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at any meeting or by written consent. The Committee may appoint a secretary and make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings.

     No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Option granted hereunder.

4.  ELIGIBILITY.

     Options may be granted (i) to employees (including, without limitation, officers and directors who are employees) of the Corporation, its present or future divisions and Subsidiary Corporations and Parent Corporations and (ii) in the case of Nonqualified Stock Options, also to employees of an affiliated entity of the Corporation (an "Affiliated Entity") which is designated by the Board to participate in the Plan. In determining the persons to whom Options shall be granted and the number of shares to be covered by each Option, the Committee shall take into account the duties of the respective persons, their present and potential contributions to the success of the Corporation and such other factors as the Committee shall deem relevant in connection with accomplishing the purpose of the Plan. A person to whom an option has been granted hereunder is sometimes referred to herein as an "Optionee."

     An Optionee shall be eligible to receive more than one grant of an Option during the term of the Plan, but only on the terms and subject to the restrictions hereinafter set forth.

     Effective with respect to grants made on or after June 2, 1994, no individual shall be eligible to receive, in any given calendar year (or in the case of 1994, the period beginning June 2, 1994 and ending December 31, 1994), an option or options to purchase an amount of shares of Common Stock in excess of 100,000, which number shall be subject to adjustment for transactions described in Section 8(i) in a manner consistent with Section 8(i).

5.  STOCK.

     The stock subject to Options hereunder shall be shares of the Corporation's Common Stock. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or that may be reacquired by the Corporation. The aggregate number of shares of Common Stock as to which Options may be granted from time to time under the Plan shall not exceed 2,284,500 2,394,000. The limitation established by the preceding sentence shall be subject to adjustment as provided in Section 8(i) hereof.

     In the event that any outstanding Option under the Plan for any reason expires, or is cancelled, surrendered or otherwise terminated without having been exercised in full, the shares of Common Stock allocable to such expired, cancelled, surrendered or terminated portion of such Option shall (unless the Plan shall have been terminated) become available for subsequent grants of Options under the Plan. Notwithstanding the foregoing, the expiration, cancellation, surrender or termination of an Option, to the extent consistent with Section 162(m) of the Code and the treasury regulations thereunder, shall not be disregarded for purposes of applying the individual limit on the maximum number of shares, as provided in Section 4, that may be purchased in connection with Options granted under the Plan with respect to any individual.

6.  INCENTIVE STOCK OPTIONS.

     Options granted pursuant to this Section 6 are intended to constitute Incentive Stock Options and shall be subject to the following special terms and conditions, in addition to the general terms and conditions specified in Section 8 hereof.

          (a) VALUE OF SHARES. Any Options granted as Incentive Stock Options shall be treated as Nonqualified Stock Options to the extent that the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the shares of Common Stock with respect to which such Options granted under this Plan and all other option plans of the Corporation and any Subsidiary Corporation become exercisable for the first time by an Optionee during any calendar year exceeds $100,000.

          (b) TEN PERCENT STOCKHOLDER. In the case of an Incentive Stock Option granted to a Ten Percent Stockholder, (i) the Option Price shall not be less than one hundred ten percent (110%) of the Fair Market Value of the shares of Common Stock of the Corporation on the date of grant of such Incentive Stock Option, and (ii) the exercise period shall not exceed five
     (5) years from the date of grant of such Incentive Stock Option.

7.  NONQUALIFIED STOCK OPTIONS.

     Options granted pursuant to this Section 7 are intended to constitute Nonqualified Stock Options and shall be subject only to the general terms and conditions specified in Section 8 hereof.

8.  TERMS AND CONDITIONS OF OPTIONS.

     Each Option granted pursuant to the Plan shall be evidenced by a written Option Agreement (an "Option Agreement") between the Corporation and the Optionee, which agreement shall comply with and be subject to the following terms and conditions:

          (a) Number of Shares. Each Option Agreement shall state the number of shares of Common Stock to which the Option relates.

          (b) Type of Option. Each Option Agreement shall specifically identify the portion, if any, of the Option which constitutes an Incentive Stock Option and the portion, if any, which constitutes a Nonqualified Stock Option.

          (c) Option Price. Each Option Agreement shall state the Option Price, which, in the case of Incentive Stock Options, shall be not less than one hundred percent (100%) of the Fair Market Value of the shares of Common Stock of the Corporation on the date of grant of the Option, and which, in the case of Nonqualified Stock Options, shall in no event be less than eighty-five percent (85%) of the Fair Market Value of the shares of Common Stock of the Corporation on the date of grant of the Option. The Option Price shall be subject to adjustment as provided in Section 8(i) hereof. The date on which the Committee adopts a resolution expressly granting an Option shall be considered the day on which such Option is granted.

          (d) Medium and Time of Payment. Options may be exercised in whole or in part at any time during the option period by giving written notice of exercise to the Corporation specifying the number of shares to be purchased, accompanied by payment of the purchase price. Payment of the purchase price shall be made in such manner as the Committee may provide in the Option Agreement, which may include cash (including cash equivalents, such as by certified or bank check payable to the Corporation), delivery of unrestricted shares of Common Stock that have been owned by the Optionee or, as applicable, a permissible transferee (as provided in Section 8(h)) for at least six months, any other manner permitted by law as determined by the Committee, or any combination of the foregoing.

          (e) Term and Exercise of Options. Options shall be exercisable over the exercise period as and at the times and upon the conditions that the Committee may determine, as reflected in the Option Agreement; provided, however, that the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate; and further provided, however, that such exercise period shall not exceed ten (10) years from the date of grant of such Option. The exercise period shall be subject to earlier termination as provided in Sections 8(f) and 8(g) hereof. An Option may be exercised, as to any or all full shares of Common Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Committee or to such individual(s) as the Committee may from time to time designate.

          (f) Termination.  Except as provided in this Section 8(f) and in
     Section 8(g) hereof, an Option may not be exercised by the Optionee to whom it was granted or by a transferee to whom such Option was transferred (as provided in Section 8(h)) unless the Optionee is then in the employ of the Corporation or a division or any corporation which was, at the time of grant of such Option, a Subsidiary Corporation or Parent Corporation thereof (or a corporation or a Parent or Subsidiary Corporation of such corporation issuing or assuming the Option in a transaction to which
     Section 424(a) of the Code applies) or an Affiliated Entity, and unless the Optionee has remained continuously so employed since the date of grant of the Option. In the event that the employment of an Optionee shall terminate (other than by reason of death, Disability or, in the case of Nonqualified Stock Options, retirement), all Options granted to such Optionee or transferred by such Optionee (as provided in Section 8(h)) that are exercisable at the time of such termination may, unless earlier terminated in accordance with their terms, be exercised by the Optionee or by a transferee within three (3) months after such termination; provided, however, that if the employment of an Optionee shall terminate for cause, all Options theretofore granted to such Optionee or transferred by such Optionee (as provided in Section 8(h)) shall, to the extent not theretofore exercised, terminate forthwith. Nothing in the Plan or in any Option granted pursuant hereto shall confer upon an individual any right to continue in the employ of the Corporation or any of its divisions, Subsidiary Corporations or Affiliated Entities or interfere in any way with the right of the Corporation or any such division, Subsidiary Corporation or Affiliated Entity to terminate such employment.

          (g) Death, Disability or Retirement of Optionee. If an Optionee shall die while employed by the Corporation or a division or any corporation which was, at the time of grant of such Option, a Subsidiary Corporation or Parent Corporation thereof (or a corporation or a Parent or Subsidiary Corporation of such corporation issuing or assuming the Option in a transaction to which Section 424(a) of the Code applies) or an Affiliated Entity, or within three (3) months after the termination of such Optionee's employment, other than for cause, or if the Optionee's employment shall terminate by reason of Disability or, in the case of Nonqualified Stock Options, retirement, all Options theretofore granted to such Optionee or transferred by such Optionee (as provided in Section 8(h)), to the extent otherwise exercisable at the time of death or termination of employment, may, unless earlier terminated in accordance with their terms, be exercised by the Optionee or by the Optionee's estate or by a person who acquired the right to exercise such Option by bequest or inheritance or otherwise by reason of death or Disability of the Optionee, or by a transferee (as provided under Section 8(h)), at any time within one year after the date of death, Disability or retirement of the Optionee.

          (h) Nontransferability of Options. Except as provided in this Section 8(h), no Option granted hereunder shall be transferable by the Optionee to whom granted, other than by will or the laws of descent and distribution, and the Option may be exercised during the lifetime of such Optionee only by the Optionee or such Optionee's guardian or legal representative. To the extent the Option Agreement so provides, and subject to such conditions as the Committee may prescribe, an Optionee may, upon providing written notice to the General Counsel of the Corporation, elect to transfer the Nonqualified Stock Options granted to such Optionee pursuant to such agreement, without consideration therefor, to members of his or her "immediate family" (as defined below), to a trust or trusts maintained solely for the benefit of the Optionee and/or the members of his or her immediate family, or to a partnership or partnerships whose only partners are the Optionee and/or the members of his or her immediate family. Any purported assignment, alienation, pledge, attachment, sale, transfer, or encumbrance that does not qualify as a permissible transfer under this
     Section 8(h) shall be void and unenforceable against the Plan and the Corporation. For purposes of this Section 8(h), the term "immediate family" shall mean, with respect to a particular Optionee, the Optionee's spouse, children or grandchildren, and such other persons as may be determined by the Committee. The terms of any such Option and the Plan shall be binding upon a permissible transferee, and the beneficiaries, executors, administrators, heirs and successors of the Optionee and, as applicable, a permissible transferee.

          (i) Effect of Certain Changes.

             (1) If there is any change in the number of shares of Common Stock through the declaration of stock or cash dividends, or recapitalization resulting in stock splits, or combinations or exchanges of such shares, the aggregate number of shares of Common Stock available for Options, the aggregate number of shares of Common Stock available for distribution under the Plan to any single individual with respect to Options granted hereunder, the number of such shares covered by outstanding Options, and the exercise price per share of such Options shall be proportionately adjusted by the Committee to reflect any increase or decrease in the number of issued shares of Common Stock; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. In the event of any other extraordinary corporate transaction, including, but not limited to, distributions of cash or other property to the Corporation's shareholders, the Committee may equitably adjust outstanding Options as it deems appropriate.

             (2) In the event of the proposed dissolution or liquidation of the Corporation, in the event of any corporate separation or division, including, but not limited to, split-up, split-off or spin-off, or in the event of a merger or consolidation of the Corporation with another corporation, the Committee may provide that the holder of each Option then exercisable shall have the right to exercise such Option (at its then Option Price) solely for the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such dissolution, liquidation, or corporate separation or division, or merger or consolidation by a holder of the number of shares of Common Stock for which such Option might have been exercised immediately prior to such dissolution, liquidation, or corporate separation or division, or merger or consolidation; or the Committee may provide, in the alternative, that each Option granted under the Plan shall terminate as of a date to be fixed by the Committee; provided, however, that not less than thirty (30) days' written notice of the date so fixed shall be given to each Optionee, who shall have the right, during the period of thirty (30) days preceding such termination, to exercise the Options (unless earlier terminated in accordance with their terms) as to all or any part of the shares of Common Stock covered thereby, including shares as to which such Options would not otherwise be exercisable; provided, further, that failure to provide such notice shall not invalidate or affect the action with respect to which such notice was required.

             (3) If while unexercised Options remain outstanding under the Plan:

                (i) any corporation, person or other entity (other than the Corporation) makes a tender or exchange offer for shares of the Common Stock pursuant to which purchases are made ("Offer"), or

                (ii) the stockholders of the Corporation approve a definitive agreement to merge or consolidate the Corporation with or into another corporation or to sell or otherwise dispose of all or substantially all of its assets, or adopt a plan of liquidation, or

                (iii) the "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act) of securities representing more than 15% of the combined voting power of the Corporation is acquired by any "person" as defined in Sections 13(d) and 14(d) of the Exchange Act, or

                (iv) during any period of two consecutive years, individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority thereof (unless the election, or the nomination for election by the Corporation's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period), then from and after the date of the first purchase of Common Stock pursuant to such Offer, or the date of any such stockholder approval or adoption, or the date on which public announcement of the acquisition of such percentage shall have been made, or the date on which the change in the composition of the Board set forth above shall have occurred, whichever is applicable (the applicable date being referred to hereinafter as the "Acceleration Date"), all Options shall be exercisable in full, whether or not otherwise exercisable. Following the Acceleration Date, the Committee shall, in the case of a merger, consolidation or sale or disposition of assets, promptly make an appropriate adjustment to the number and class of shares of Common Stock available for Options, and to the amount and kind of shares or other securities or property receivable upon exercise of any outstanding Options after the effective date of such transaction, and the price thereof.

             (4) Paragraphs (2) and (3) of this Section 8(i) shall not apply to a merger or consolidation in which the Company is the surviving corporation and shares of Common Stock are not converted into or exchanged for stock, securities of any other corporation, cash or any other thing of value. Notwithstanding the preceding sentence, in case of any consolidation or merger of another corporation into the Corporation in which the Corporation is the surviving corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination, but including any change in such shares into two or more classes or series of shares), the Committee may provide that the holder of each Option then exercisable shall have the right to exercise such Option solely for the kind and amount of shares of stock and other securities (including those of any new direct or indirect parent of the Corporation), property, cash or any combination thereof receivable upon such reclassification, change, consolidation or merger by the holder of the number of shares of Common Stock for which such Option might have been exercised.

             (5) In the event of a change in the Common Stock of the Corporation as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

             (6) To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive, provided that each Incentive Stock Option granted pursuant to this Plan shall not be adjusted in a manner that causes such Option to fail to continue to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

             (7) Except as hereinbefore expressly provided in this Section 8(i), the Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation; and any issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to the Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structures or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or part of its business or assets.

          (j) Rights as a Stockholder. An Optionee or a transferee of an Option shall have no rights as a stockholder with respect to any shares covered by the Option until the date of the issuance of a stock certificate to him for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution of other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 8(i) hereof.

          (k) Other Provisions. The Option Agreements authorized under the Plan shall contain such other provisions, including, without limitation, (i) the imposition of restrictions upon the exercise of an Option, and (ii) in the case of an Incentive Stock Option, the inclusion of any condition not inconsistent with such Option qualifying as an Incentive Stock Option, as the Committee shall deem advisable.

9.  AGREEMENT BY OPTIONEE REGARDING WITHHOLDING TAXES.

     If the Committee shall so require, as a condition of exercise, each Optionee shall agree that

          (a) no later than the date of exercise of any Option granted hereunder, the Optionee will pay to the Corporation or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the exercise of such Option, and

          (b) the Corporation shall, to the extent permitted or required by law, have the right to deduct federal, state and local taxes of any kind required by law to be withheld upon the exercise of such Option from any payment of any kind otherwise due to the Optionee.

10.  TERM OF PLAN.

     Options may be granted pursuant to the Plan from time to time within a period of ten (10) years from the date the Plan is adopted by the Board, or the date the Plan is approved by the stockholders of the Corporation, whichever is earlier.

11.  AMENDMENT AND TERMINATION OF THE PLAN.

     The Board at any time and from time to time may suspend, terminate, modify or amend the Plan; provided, however, that no amendment that requires stockholder approval under Delaware law, under the rules or regulations of any securities exchange or regulating agency, or in order for the Plan to continue to comply with Rule 16b-3 (as promulgated under Section 16(b) of the Exchange
Act) or, if applicable, to comply with the exception for qualified performance-based compensation under Code Section 162(m), or in order for Options intended to constitute Incentive Stock Options to satisfy the requirements of Section 422 of the Code shall be effective unless the same shall be approved by the requisite vote of the stockholders of the Corporation. Except as provided in Section 8 hereof, no suspension, termination, modification or amendment of the Plan may adversely affect any Option previously granted, unless the written consent of the Optionee or, as applicable, a permissible transferee (as provided in Section 8(h)) is obtained.

12.  INTERPRETATION.

     The Plan is designed and intended to comply with Rule 16b-3 under the Exchange Act and, to the extent applicable, Sections 162(m) and 422 of the Code, and all provisions hereof shall be construed in a manner to so comply.

13.  APPROVAL AND RATIFICATION BY STOCKHOLDERS.

     The Plan shall take effect as set forth in Section 16 hereof upon its adoption by the Board, but shall be subject to its approval and ratification by the holders of a majority of the issued and outstanding shares of Common Stock of the Corporation, which approval and ratification must occur within twelve months after the date that the Plan is adopted by the Board.

14.  EFFECT OF HEADINGS.

     The section and subsection headings contained herein are for convenience only and shall not affect the construction hereof.

15.  GOVERNING LAW.

     The Plan shall be governed by the laws of the State of Delaware.

16.  EFFECTIVE DATE OF PLAN.

     The effective date of the Plan is the date the Plan is adopted by the Board.

                  CELLULAR COMMUNICATIONS INTERNATIONAL, INC.
PROXY

                   110 EAST 59TH STREET, NEW YORK, N.Y. 10022
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING ON JUNE 3,
                                      1997

    The undersigned hereby appoints William S. Ginsberg, J. Barclay Knapp and Richard J. Lubasch, and each of them, with full power of substitution, proxies to represent the undersigned at the Annual Meeting of Stockholders of Cellular Communications International, Inc. to be held at 11:30 a.m., local time, on Tuesday, June 3, 1997, at The Helmsley Park Lane Hotel, The Ballroom Suite, located at 36 Central Park South, New York, New York 10019 and at any adjournment or postponement thereof, and thereat to vote all of the shares of stock which the undersigned would be entitled to vote, with all the powers the undersigned would possess if personally present. The Board of Directors recommend that you vote FOR the following proposals.

1.  Election of Directors:      Nominees: Alan J. Patricof and Warren Potash

[ ] VOTE FOR both nominees listed, except as marked to the contrary above        [ ] VOTE WITHHELD from both
    (IF ANY). (To withhold your votes for either individual nominee strike       nominees.
    a line through the nominee's name in the list above.)

2. Ratify the appointment of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 1997.

                          [ ] FOR                    [ ] AGAINST                       [ ] ABSTAIN

3.  To approve an amendment to the Company's Employee Stock Option Plan.

                          [ ] FOR                    [ ] AGAINST                       [ ] ABSTAIN

                     (Please date and sign on reverse side and return promptly.)

(Continued from other side)

4. In their discretion, to act upon such other business as may properly come before the meeting or any adjournment or adjournments thereof.

THE PROXY HOLDERS WILL VOTE THE SHARES REPRESENTED BY THIS PROXY IN THE MANNER INDICATED ON THE REVERSE SIDE HEREOF. UNLESS A CONTRARY DIRECTION IS INDICATED, THE PROXY HOLDERS WILL VOTE SUCH SHARES "FOR" THE PROPOSALS SET FORTH ON THE REVERSE SIDE HEREOF. IF ANY FURTHER MATTERS PROPERLY COME BEFORE THE ANNUAL MEETING, IT IS THE INTENTION OF THE PERSONS NAMED ABOVE TO VOTE SUCH PROXIES IN ACCORDANCE WITH THEIR BEST JUDGMENT.

                                             -----------------------------------
                                                          Signature

                                             -----------------------------------
                                                          Signature

                                             DATED , 1997

                                             In case of joint owners, each joint
                                             owner must sign. If signing for a
                                             corporation or partnership or as
                                             agent, attorney or fiduciary,
                                             indicate the capacity in which you
                                             are signing.

        PLEASE MARK, DATE AND SIGN YOUR NAME AS IT APPEARS ON THIS CARD
                      AND RETURN IN THE ENCLOSED ENVELOPE.